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                                                                   Exhibit 23.02



                       CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Directors
Rocky Mountain Internet, Inc.
Denver, Colorado

         We hereby consent to the incorporation by reference in this Registration Statement of Rocky Mountain Internet, Inc., Post-Effective Amendment No. 3 to Form S-1 Registration Statement on Form S-3, of our report included in Form 10-K, dated February 27, 1998, with respect to the balance sheet of Rocky Mountain Internet, Inc. as of December 31, 1997, and the related statements of income, stockholders' equity (deficit), and cash flows for each of the two years then ended. We also consent to the reference of us under the heading "Experts" in such registration statement.


                                           /s/ BAIRD, KURTZ & DOBSON



Denver, Colorado
April 22, 1999